Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Home Director, Inc., pertaining to the Plan to Issue Shares for Legal Services, dated January 10, 2008, with respect to the consolidated financial statements of Home Director, Inc. included in its Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission on August 1, 2007.



/s/ Bedinger & Company
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Bedinger & Company
Certified Public Accountants
Concord, California
January 10, 2008